Exhibit 10.1

ABI Energy Ltd.

Global Share Incentive Plan (2022)

1. Name And Purpose.

1.1 This plan, which has been adopted by the Board of Directors of the Company, ABI Energy Ltd., shall be known as the ABI Energy Ltd. Global Share Incentive Plan (2022), as amended from time to time (the “Plan”).

1.2 The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers of the Company and its affiliates and subsidiaries, if any, and to promote the Company’s business by providing such individuals with opportunities to receive Awards pursuant to the Plan and to strengthen the sense of common interest between such individuals and the Company’s shareholders.

1.3 Awards granted under the Plan to Service Providers in various jurisdictions may be subject to specific terms and conditions for such grants may be set forth in one or more separate appendix to the Plan, as may be approved by the Board of Directors of the Company from time to time.

2. Definitions.

“Administrator” shall mean the Board of Directors or a Committee.

“Appendix” shall mean any appendix to the Plan adopted by the Board of Directors containing country-specific or other special terms relating to Awards including additional terms with respect to grants of certain types of equity-based Awards.

“Award” shall mean a grant of Options or Restricted Share Units under the Plan or allotment of Shares (including Restricted Shares) or other equity-based awards hereunder. All Awards shall be confirmed by an Award Agreement, and subject to the terms and conditions of such Award Agreement.

“Award Agreement” shall mean a written instrument setting forth the terms applicable to a particular Award.

“Board of Directors” or “Board” shall mean the board of directors of the Company.

“Cause” shall, with regard to each specific Participant, have the same meaning ascribed to such term or a similar term as set forth in any agreements and/the Participant’s employment agreement or other documents to which the Company or any of its parent, subsidiaries and/or affiliates and the Participant are a party concerning the provision of services by the Participant to the Company or any of its parent, subsidiaries and/or affiliates, or, in the absence of such a definition: (a) the commission of a crime of moral turpitude, unless the Administrator determines that such commission will not adversely affect the Company or any of its parent, subsidiaries and/or affiliates, or their reputation, or the ability of the Participant’s to serve the Company or any of its parent, subsidiaries and/or affiliates; (b) any act of personal dishonesty by the Participant in connection with the Participant’s responsibilities to the Company or any of its parent, subsidiaries and/or affiliates, including, but not limited to, theft, embezzlement, or self-dealing; (c) any material breach (as determined by the Company in its sole discretion) by the Participant engagement in competing activities, any disclosure of confidential information of the Company or any of its parent, subsidiaries and/or affiliates or breach of any obligation not to violate a restrictive covenant; (d) a material breach of the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider which are not cured (if curable) within seven (7) days after receipt of written notice thereof; or (e) if the Participant is an employee residing in Israel, any other circumstances under which severance pay (or part of them) may be denied from the Participant upon termination of employment by the Company, under the applicable Israeli law.

“Committee” shall mean a compensation committee or other committee as may be appointed and maintained by the Board of Directors, in its discretion, to administer the Plan, to the extent permissible under applicable law, as amended from time to time.

“Company” shall mean ABI Energy Ltd., an Israeli company, and its successors and assigns.

“Companies’ Law” shall mean the Israeli Companies Law, 1999, as amended from time to time.

“Consideration” shall mean with respect to outstanding Awards, the right to receive, for each Share subject to the Award immediately prior to the Transaction, the consideration (whether shares, cash, or other securities or property) received in the Transaction by holders of Shares of the Company for each Share held on the effective date of the Transaction, or any type of consideration determined by the Administrator, at its sole discretion.

“Consultant” means any entity or individual who (either directly or, in the case of an individual, through his or her employer) is an advisor or consultant to the Company or its subsidiary or affiliate.

“Corporate Charter” shall mean the Articles of Association Company and any other corporate documents of the Company, including any subsequent amendments or replacements thereto.

“Disability” shall have the meaning ascribed to such term or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 180 days.

“Fair Market Value” shall mean, as of any date, the value of Shares, determined as follows:

(i) If the Shares are listed on any established securities exchange, the Fair Market Value of an ordinary Share of the Company shall be (a) the closing sales price for such shares (or the closing bid, if no sales were reported) as traded on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the last market trading day prior to the day of determination, as reported in a recognized daily business newspaper or internet site or such other source as the Administrator deems reliable, or (b) to the extent required under the rules of the securities exchange in which the Shares are traded, as determined in accordance with these rules.

(ii) In the absence of such exchanges for the Shares, the Fair Market Value shall be determined in good faith by the Administrator.

“Insider” shall mean an officer of the Company, a member of the Board or other person whose transactions in Shares are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

“IPO” shall mean (a) as such term is defined in the Corporate Charter; or (b) in the absence of such definition in the Corporate Charter, an initial offering of the Company’s Shares to the public in an underwritten offering under an applicable registration statement.

“Liquidation” shall mean the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Options” shall mean options to purchase Shares awarded under the Plan.

“Participant” shall mean a recipient of an Award hereunder who executes an Award Agreement.

“Person” means an individual, corporation, partnership, joint venture, trust, any other corporate entity and any unincorporated association or organization.

“Restricted Shares” means an Award of Shares under this Plan that is subject to the terms and conditions of Section 7.

“Restricted Share Units” means an Award entitling a Participant to receive Shares under this Plan that is subject to the terms and conditions of Section 8.

“Service Provider” shall mean an employee, director, office holder or Consultant of the Company or its subsidiary or affiliate.

“Shares” shall mean ordinary shares of the Company, nominal value US$ 0.01 per share.

“Spin-Off” shall mean any transaction in which assets of the Company or Shares of the Company are transferred or sold to a company or corporate entity in which the shareholders of the Company hold the same respective ownership stakes they are then holding in the Company.

“Transaction” shall mean each of the following events: (a) as such term (or such other term with the same meaning as shall be determined by the Administrator) is defined in the Corporate Charter; or (b) in the absence of such definition in the Corporate Charter: (i) a merger or consolidation of the Company with or into another corporation resulting in such other corporation being the surviving entity or the direct or indirect parent of the Company or resulting in the Company being the surviving entity and there is a change in the ownership of shares of the Company, such that another person or entity owns fifty percent (50%) or more of the outstanding voting power of the Company’s securities by virtue of the transaction; or (ii) an acquisition of all or substantially all of the shares of the Company by any person (including an existing non-majority shareholder of the Company or its affiliate of shares not held by any affiliate of such shareholder); or (iii) the sale and/or transfer (including by way of an exclusive license) of all or substantially all of the assets of the Company; or (iv) such other transaction with a similar effect, as shall be determined by the Administrator; or (v) any other transaction that the Administrator determines, at its sole discretion, should be deemed a Transaction for the purposes of this Plan.

“Transfer” shall mean any sale, assignment, conveyance, pledge, hypothecation, mortgage, seizure, grant of collateral or any security interest or gift, or any other encumberment, disposition or transfer.

3. Administration of the Plan.

3.1 The Plan will be administered by the Administrator. If the Administrator is a Committee, such Committee will consist of such number of members of the Board of Directors of the Company (not less than two in number), as may be determined from time to time by the Board of Directors. The Board of Directors shall appoint such members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused.

3.2 The Committee, if appointed, shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions at a meeting of the Committee at which a majority of its members are present or acts approved in writing by all members of the Committee shall be the valid acts of the Committee. The Committee may appoint a secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business and the implementation of the Plan, as it shall deem advisable, subject to the directives of the Board of Directors and in accordance with applicable law.

3.3 Subject to the general terms and conditions of the Plan, and in particular Section 3.5 below, the Administrator shall have full authority in its discretion, from time to time and at any time, to determine (i) eligible Participants, (ii) the number of Options, Shares, Restricted Share Units or other equity based awards to be covered by each Award, (iii) the time or times at which the Award shall be granted, (iv) the vesting schedule and other terms and conditions applying to Awards, including acceleration, early exercise or deferment provisions, (v) the form(s) of written agreements applying to Awards, and (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and the granting of Awards. The Board of Directors may, in its sole discretion, delegate some or all of the powers listed above to a Committee, to the extent permitted by the Companies’ Law, the Corporate Charter or other applicable law.

3.4 With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 thereof.

3.5 No member of the Board of Directors or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder. Subject to the Company’s decision and to all approvals legally required, each member of the Board of Directors or the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own willful misconduct or bad faith, to the fullest extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the member may have as a director or otherwise under the Corporate Charter, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.

3.5 The interpretation and construction by the Administrator of any provision of the Plan or of any Award hereunder shall be final and conclusive. In the event that the Board appoints a Committee, the interpretation and construction by the Committee of any provision of the Plan or of any Award hereunder shall be conclusive unless otherwise determined by the Board of Directors. To avoid doubt, the Board of Directors may at any time exercise any powers of the Administrator, notwithstanding the fact that a Committee has been appointed.

3.6 The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan, as further detailed in Section 13.2 below.

3.7 Without limiting the generality of the foregoing, the Administrator may adopt special appendices and/or guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions, to comply with applicable laws, regulations, or accounting, listing or other rules with respect to such domestic or foreign jurisdictions.

4. Eligible Participants.

4.1 No Award may be granted pursuant to the Plan to any person serving as a member of the Committee or to any other director or officer (Nose Misra) of the Company at the time of the grant, unless such grant is approved in the manner prescribed for the approval of compensation of directors and officers (Nose’i Misra) under applicable law.

4.2 Subject to the limitation set forth in Section 4.1 above and any restriction imposed by applicable law, Awards may be granted to any Service Provider of the Company or its affiliates. The grant of an Award to a Participant hereunder shall neither entitle such Participant to receive an additional Award or participate in other incentive plans of the Company, nor disqualify such Participant from receiving an additional Award or participating in other incentive plans of the Company.

5. Reserved Shares.

The Company shall determine the number of Shares reserved hereunder from time to time, and such number may be increased or decreased by the Company from time to time. Any Shares under the Plan, in respect of which the right hereunder of a Participant to purchase and/or receive the same shall for any reason terminate, expire or otherwise cease to exist, shall again be available for grant as Awards under the Plan. Any Shares that remain unissued and are not subject to Awards at the termination of the Plan shall cease to be reserved for purposes of the Plan. Until termination of the Plan the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6. Award Agreement.

6.1 The Administrator in its discretion may award to Service Providers Awards available under the Plan. The terms of the Award will be set forth in the Award Agreement. The date of grant of each Award shall be the date specified by the Administrator at the time such award is made, or in the absence of such specification, the date of approval of the Award by the Administrator.

6.2 The Award Agreement shall state, inter alia, the number of Options or Shares, Restricted Shares, Restricted Share Units, or equity-based units covered thereby, the type of Option or Share-based or other grant awarded, the vesting schedule, and any special terms applying to such Award (if any), including the terms of any country-specific or other applicable Appendix, as determined by the Administrator.

6.3 A Participant shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement evidencing the Award to the Company and has otherwise complied with the applicable terms and conditions of such Award.

7. Restricted Shares.

7.1 Eligibility. Restricted Shares may be issued to all Participants either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Service Providers to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the purchase price (if any) to be paid by the Participant (subject to Section 7.2), the time or times at which such Awards may be subject to forfeiture (if any) and repurchase by the Company or the Company’s shareholders (e.g., if repurchase by the Company is not permitted under applicable law), the vesting schedule (if any) and rights to acceleration thereof, and all other terms and conditions of the Awards. Unless otherwise determined by the Administrator, the Participant shall not be permitted to sell or Transfer Restricted Shares awarded under this Plan during a period set by the Administrator (if any) commencing with the date of such Award, as set forth in the applicable Award Agreement.

7.2 Terms. The purchase price of Restricted Shares shall be determined by the Administrator. The repurchase price of Restricted Shares shall be equal to the amount paid by the Participant, if any, subject to applicable law. Awards of Restricted Shares must be accepted within a period as the Administrator may specify at grant by executing an Award Agreement and by paying whatever price (if any) the Administrator has designated thereunder.

7.3 Share Certificate. Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Administrator elects to use another system, such as book entries by the transfer agent, as evidencing ownership of Restricted Shares. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form (as well as other legend required by the Administrator pursuant to Section 19.3 below):

7.4 Custody. The Administrator may require that any share certificates evidencing such shares be held in custody by the Company or any third party determined by the Company, until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the Participant shall have delivered a duly signed share transfer deed, endorsed in blank, relating to the Shares covered by such Award.

7.5 Rights as Shareholder. Except as otherwise determined by the Administrator and set forth in the Award Agreement, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of Shares including, without limitation, the right to receive any dividends, the right to vote such shares and, subject to and conditioned upon the full vesting of Restricted Shares, the right to tender such shares.

7.6 Lapse of Restrictions. If and when the period of restriction set by the Administrator expires without a prior forfeiture of the Restricted Shares subject to such period of restriction, the certificates for such shares shall be delivered to the Participant. Then, all legends shall be removed from said certificates at the time of delivery to the Participant except as otherwise required by applicable law or in accordance with Section 21 hereof. Notwithstanding the foregoing, actual certificates shall not be issued to the extent that book entry recordkeeping is used.

8. Restricted Share Units and Other Equity-Based Awards.

8.1 Eligibility. Restricted Share Units may be granted at any time and from time to time as determined by the Administrator, either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the eligible Service Providers to whom, and the time or times at which, grants of Restricted Share Units will be made, the number of Restricted Share Units to be awarded, the number of Shares subject to the Restricted Share Units, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards.

8.2 Vesting of Restricted Share Units. Shares shall be issued to or for the benefit of Participant promptly following each vesting date determined by the Administrator, provided that Participant is still a Service Provider on the applicable vesting date. After each such vesting date the Company shall promptly cause to be issued for the benefit of Participant Shares with respect to Restricted Share Units that became vested on such vesting date. It is clarified that no Shares shall be issued pursuant to the Restricted Share Units to Participant until the vesting criteria determined by the Administrator is met.

8.3 Terms. Prior to the actual issuance of any Shares, each Restricted Share Unit will represent an unfunded and unsecured obligation of the Company, payable only from the general assets of the Company.

8.4 Rights as Shareholder. A Participant holding Restricted Share Units shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares issuable upon the vesting of any part of the Restricted Share Units unless and until such Shares shall have been issued by the Company to such Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Any adjustment for a dividend or other right for which the record date is prior to the date the Shares are issued must be made in accordance with applicable law.

8.5 Other Equity-Based Awards. Other equity-based awards (including, without limitation, performance share awards) may be granted either alone or in addition to or other Awards granted under the Plan to all eligible Service Providers pursuant to such terms and conditions as the Administrator may determine, including without limitation, in one or more appendix adopted by the Administrator and appended to this Plan.

9. Exercise of Options.

9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan and any applicable Appendix, as specified in the Award Agreement.

9.2 The exercise price for each Share to be issued upon exercise of an Option shall be such price as is determined by the Administrator in its discretion, provided that the price per Share is not less than the nominal value of each Share, or to the extent required pursuant to applicable law to qualify for favorable tax treatment (as determined by the Administrator), not less than 100% of the Fair Market Value of a Share on the date of grant, and in no event, less than the minimum exercise price required in accordance with applicable stock exchange requirements.

9.3 An Option, or any part thereof, shall be exercisable by the Participant’s signing and returning to the Company at its principal office, a “Notice of Exercise” in such form and substance as may be prescribed by the Administrator from time to time, together with full payment for the Shares underlying such Option, and the execution and delivery of any other document required pursuant to the applicable Award Agreement.

9.4 Each payment for Shares under an Option shall be in respect of a whole number of Shares, shall be effected in cash or by check payable to the order of the Company, or such other method of payment such a cashless method and/or net exercise method acceptable to the Company as determined by the Administrator in its sole discretion and in accordance with applicable law, and shall be accompanied by a notice stating the number of Shares being paid for thereby.

9.5 Until the Shares are issued (as evidenced by the appropriate entry in the share register of the Company or of a duly authorized transfer agent of the Company) a Participant shall have no right to vote or right to receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. Any adjustment for a dividend or other right for which the record date is prior to the date the Shares are issued must be made in accordance with applicable law. No Shares shall be issued until payment has been made or provided for, as provided herein.

9.6 The Administrator may designate certain periods, at its reasonable discretion, with respect to all or certain groups of Participants and/or with respect to certain types of Awards, during which the vesting and/or exercise of Awards and/or sale of Shares shall be restricted or prohibited, including without limitation, in order to comply with applicable laws in any relevant jurisdiction and/or rules of any exchange on which the Company’s shares are traded. During such blackout periods, Participants will not be able to exercise the Options (or other Awards) and/or receive and/or sell the Shares held by or on behalf of the Participants and the Company shall not bear any liability to Participants for any claim, loss or liability that may result from such restrictions.

10. Termination of Relationship as Service Provider.

10.1 Effect of Termination; Exercise after Termination. Any unvested Awards as of the Date of Termination shall terminate effective as of the Date of Termination, and the Shares covered by the unvested portion of the Award shall revert to the Plan. Unless otherwise determined by the Administrator, if a Participant ceases to be a Service Provider, such Participant may exercise its outstanding Options within such period of time as is specified in the Award Agreement or the Plan to the extent that the Options are vested on the Date of Termination (but in no event later than the expiration of the term of the Option as set forth in the Award Agreement). If, after termination, the Participant does not exercise the vested Options within the time specified in the Award Agreement or the Plan, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. In the absence of a provision specifying otherwise in the relevant Award Agreement or unless otherwise resolved by the Administrator, then:

(a) In the event that the Participant ceases to be a Service Provider for any reason other than termination for Cause, or as a result of Participant’s death or Disability, then the vested Options shall remain exercisable until the earlier of: (a) a period of three (3) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 14.

(b) In the event that the Participant ceases to be a Service Provider for Cause, then all Options will terminate immediately upon the Date of Termination, such that the unvested portion of the Options will not vest, and the vested portion of the Options will no longer be exercisable. In such event, Shares covered by any Awards shall revert to the plan and if applicable, be repurchased by the Company (or by the Company’s shareholders if repurchase by the Company is not permitted under applicable law) with a repurchase price of the nominal value of the Shares.

(c) In the event that the Participant ceases to be a Service Provider as a result of Participant’s Disability, then the vested Options shall remain exercisable until the earlier of: (a) a period of twelve (12) months from the Date of Termination; or (b) expiration of the term of the Option as set forth in Section 14.

(d) In the event that the Participant dies while a Service Provider, the vested portion of the Option shall remain exercisable by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance until the earlier of: (a) a period of twelve (12) months following the Participant’s date of death; or (b) expiration of the term of the Option as set forth in Section 14.

(e) All Restricted Shares still subject to restriction under the applicable Restriction Period as of the Date of Termination, as set forth in the Award Agreement, shall be forfeited or otherwise subject to repurchase by the Company (or by the Company’s shareholders if repurchase by the Company is not permitted under applicable law) as of the Date of Termination, notwithstanding the circumstances of such termination of engagement.

(f) All Restricted Share Units shall cease vesting immediately upon the Date of Termination, and the unvested Restricted Share Units awarded to the Participant shall be forfeited, notwithstanding the circumstances of such termination of engagement.

(g) For the purposes of this Section 10.1, a Participant shall be deemed to have been terminated for Cause, regardless of the actual reason for termination of employment or services, if within 90 days of the Date of Termination, the Company determines that the Participant has engaged in activity, either prior to or following the Date of Termination, that would have been grounds for termination for Cause as defined herein.

(h) For the avoidance of doubt, the Company may provide notice to Participant regarding expiration of an applicable exercise period for outstanding and vested options as set forth in the Plan and/or the Award Agreement, however it is under no obligation to provide such further notice and the Participant shall not have any claims or demands in the event that no further notice is provided.

10.2 Date of Termination. For purposes of the Plan and any Award or Award Agreement, and unless otherwise set forth in the relevant Award Agreement, the “Date of Termination” (whether for Cause or otherwise) shall be the effective date of termination of the Participant’s employment or engagement as a Service Provider.

10.3 Leave of Absence. Unless the Administrator expressly provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence (except, for the avoidance of doubt, periods during which the provision of equivalent benefits during leave to those provided during active employment is legally required pursuant to applicable law).

10.4 Change of Status. A Participant shall not cease to be considered a Service Provider in the event of any (a) leave of absence approved by the Company or its affiliates, provided that such leave of absence was approved by entity for which the Participant is engaged with, or pursuant to applicable law; or (b) transfers between locations of the Company and/or its affiliates or between the Company, and its parent, subsidiary, affiliate, or any successor thereof; or (c) changes in status (employee to director, employee to consultant, etc.), although such change may affect the specific terms applying to the Participant’s Award.

11. Adjustments.

Upon the occurrence of any of the following described events, and subject to the directives, rules and regulations of the applicable stock exchange, a Participant’s rights to purchase Shares under the Plan shall be adjusted as hereinafter provided:

11.1 Changes in Capitalization; Reorganization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, distribution of bonus shares, rights issue, cash or share dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. For such purpose, the conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” In the event of a reorganization effected for purposes of changing the domicile of the parent company affiliated with the Company, whereby the Company becomes a wholly owned subsidiary of an affiliated entity (the “New Parent”), outstanding Awards may be assumed or substituted with awards subject to the New Parent’s shares with equivalent economic value to the outstanding Awards or as otherwise determined to be appropriate by the Administrator in the circumstances. The adjustments, assumptions or substitutions provided above (as applicable) shall be made by the Administrator at its sole discretion, whose determination in that respect shall be final, binding and conclusive. In the event of a Spin-Off, the Administrator may determine that the holders of Awards shall be entitled to receive equity in the new company formed as a result of the Spin-Off, in accordance with equity granted to the ordinary shareholders of the Company within the Spin-Off, taking into account the terms of the Awards, including the vesting schedule and exercise price. The determination regarding the Participant's entitlement within the scope of a Spin-Off shall be in the sole and absolute discretion of the Administrator. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

11.2 Transactions. In the event of a Transaction, the outstanding (including the unexercised, vested, unvested or restricted) portion of each outstanding Award shall be assumed or substituted with an equivalent Award or the right to receive Consideration by the acquiring or successor corporation or an affiliate thereof, as shall be determined by such entity and/or the Administrator, subject to the terms hereof.

(a) In the event that the successor corporation or any affiliate thereof does not provide for such an assumption, and/or substitution of outstanding Awards and/or the provision of Consideration for outstanding Awards, then unless determined otherwise with respect to a specific outstanding Award, the Administrator shall have sole and absolute discretion to determine the effect of the Transaction on the portion of Awards outstanding immediately prior to the effective time of the Transaction, which may include any one or more of the following, whether in a manner equitable or not among individual Participants or groups of Participants: (i) all or a portion of the outstanding Awards shall become exercisable in full prior to the date of consummation of the Transaction, or on another date and/or dates or at an event and/or events as the Administrator shall determine at its sole and absolute discretion, provided that unless otherwise determined by the Administrator, the exercise and/or vesting of all Awards that otherwise would not have been exercisable and/or vested in the absence of a Transaction, shall be contingent upon the actual consummation of the Transaction; and/or (ii) that all or a portion or certain categories of the outstanding Awards shall be cancelled upon the actual consummation of the Transaction, and instead the holders thereof will receive Consideration, or no consideration, in the amount and under the terms determined by the Administrator at it sole and absolute discretion; and/or (iii) with respect to Awards of Options, make a payment, in such form as may be determined by the Administrator in respect of each vested Share underlying the Award equal to the excess, if any, of (A) the per share amount payable to holders of Shares in connection with the Transaction, over (B) the per share exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the payment to holders of Shares in the Transaction is equal to or less than the exercise price of the Award. In addition, any escrow, holdback, earnout or similar provisions in the definitive agreement for the Transaction may apply to such payment to the same extent and in the same manner as such provisions apply to holders of Shares of the Company and/or provide for the cancellation of each outstanding Award at the closing of such Transaction and payment (by cash and/or securities and/or by virtue of difference between the per share Transaction consideration and the exercise price of the Award), to the Participant for any vested Award, as determined by the Administrator, all subject to such terms and conditions as determined by the Administrator; and / or (iv) that an adjustment or interpretation of the terms of the Awards shall be made in order to facilitate the Transaction and/or otherwise as required in context of the Transaction. Any escrow, holdback, indemnification, earn-out or similar provisions in the Transaction may apply to any assumed Award or payments in respect of Award to the same extent and in the same manner as such provisions apply to holders of Shares in the Company.

(b) Notwithstanding the above, in the event of a Transaction in which all or substantially all of the Shares of the Company are to be exchanged for securities of another company, each Participant shall be obliged to sell or exchange, as the case may be, any Shares issued to the Participant under the Plan, in accordance with the instructions issued by the Administrator, whose determination shall be final. Unless determined otherwise by the Administrator, any Awards not assumed or exchanged for awards and / or shares and / or other securities and / or rights or not cashed-out, shall expire immediately prior to the consummation of the Transaction.

(c) Notwithstanding the foregoing, in the event of a Transaction, the Administrator may determine, in its sole discretion, that upon or prior to the closing of such Transaction, the terms of the Plan shall be amended and/or modified and/or the terms of any Award be otherwise amended, modified or terminated, as the Administrator shall deem to be appropriate, including but not limited to, that the Award shall confer the right to purchase or receive any other security or asset, or any combination thereof, or that its terms be otherwise amended, modified or terminated, as the Administrator shall deem to be appropriate.

(d) For the sake of clarity, all Awards shall be subject to any applicable bring along/drag along provisions, whether contained in the Corporate Charter or other applicable Company corporate documents, and accordingly, the Participants shall be required to sell and/or exchange their Awards and/or Shares (as applicable) upon a Transaction without any requirement of the Participant’s consent.

(e) Neither the authorities and powers of the Administrator under this section nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, or (ii) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan.

(f) For avoidance of doubt, it is hereby clarified that any tax consequences arising from the above described, shall be borne solely by the Participant.

(g) Notwithstanding the above said, the Administrator may, in its sole discretion, decide other terms regarding the treatment of the outstanding Awards, in case of Transaction and/or in case of an IPO.

11.3 Liquidation. In the event of Liquidation, the Administrator shall have sole and absolute discretion to determine the effect of the Liquidation on the outstanding unexercised, unvested or restricted portion of Awards, which may include the acceleration or cancelation of all or a portion of the unexercised, unvested or restricted portion of the outstanding Awards.

11.4 Cancelation of Awards. In the event that the Administrator determines in its discretion that, in the context of a Transaction or Liquidation, certain Awards have no monetary value and thus do not entitle the holders of such Awards to any consideration under the terms of the Transaction or Liquidation, the Administrator may determine that such Awards shall terminate effective as of the effective date of the Transaction, or upon determination of the Administrator in the event of Liquidation. Without limiting the generality of the foregoing, the Administrator may provide for the termination of any Award, effective as of the effective date of the Transaction or Liquidation, that has an exercise price that is greater than the per share Fair Market Value at the time of such Transaction or Liquidation, without any consideration to the holder thereof.

11.5 Administrator’s Authority. The Administrator’s authority to make determinations, adjustments and clarifications in connection with the treatment of Awards shall be interpreted as widely as possible, to allow the Administrator maximal power and flexibility to interpret and implement the provisions of the Plan in the event of a recapitalization, Transaction or Liquidation, provided that the Administrator shall determine in its discretion that a Participant’s vested rights are not thereby adversely affected without the Participant’s express written consent. Without derogating from the generality of the foregoing, the Administrator shall have the authority, at its sole discretion, to change the vesting schedule of Awards, accelerate Awards, and determine that the treatment of Awards, whether vested or unvested, in a Transaction or Liquidation may differ among individual Participants or groups of Participants, provided that the overall economic impact of the different approaches determined by the Administrator shall be substantively equivalent as of the date of the closing of the Transaction or the effective date of Liquidation.

12. Non-Transferability of Awards and Shares.

12.1 No Option or Restricted Share Unit may be Transferred, other than by will or by the laws of descent and distribution or unless otherwise required under applicable law; and during the Participant’s lifetime, an Option may be exercised only by such Participant.

12.2 The Transfer of Shares to be issued upon the exercise of Options or vesting of Restricted Share Units shall be limited as set forth in the Plan and as may be described in the Award Agreement.

12.3 Restricted Shares may not be Transferred, other than by will or laws of descent and distribution, prior to the date on which the date on which any applicable restriction, performance or deferred period lapses. Shares (including Restricted Shares) for which full payment has not been made, if applicable, may not Transferred, other than by will or laws of descent and distribution.

12.4 For avoidance of doubt, the foregoing shall not be deemed to restrict the Transfer of a Participant’s rights in respect of Awards or Shares (including Shares purchasable pursuant to the exercise of an Option or the vesting of a Restricted Share Unit), upon the death of such Participant to such Participant’s estate or other successors by operation of law or will, whose rights therein shall be governed by Section 10.1(d) hereof, and as may otherwise be determined by the Administrator, or as otherwise required under applicable law.

13. Term and Amendment of the Plan.

13.1 The Plan shall expire on the date which is ten (10) years from the date of its adoption by the Board of Directors. To avoid doubt, the expiration of the Plan will not affect the validity of Awards granted prior to such expiration date.

13.2 Notwithstanding any other provision of the Plan, the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement), or suspend or terminate it entirely, retroactively or otherwise, or amend the terms of any Award theretofore granted, prospectively or retroactively; provided, however, that, except (a) to correct obvious drafting errors or as otherwise required by law or (b) as specifically provided herein, no such amendment, suspension, or termination of the Plan, or amendment of any Award, or other action by the Administrator, shall reduce the rights of any Participant with respect to vested Awards, without the Participant’s consent.

13.3 For the avoidance of doubt, as long as the Company’s securities are traded on a stock exchange, the provisions of this Plan shall be subject to the directives, rules and regulations of the applicable stock exchange. In the event that any of the provisions of this Plan do not comply with such directives, rules and regulations, the Administrator shall be entitled to automatically amend the provisions of this Plan in order to comply with the directives, rules and regulations of the applicable stock exchange.

14. Term of Option.

Unless otherwise explicitly provided in an Award Agreement, if any Option, or any part thereof, has not been exercised and the Shares covered thereby not paid for within ten (10) years after the date on which the Option was granted, as set forth in the Award Agreement (or any other period set forth in the instrument granting such Option pursuant to Section 6), such Option, or such part thereof, and the right to acquire such Shares shall terminate, all interests and rights of the Participant in and to the same shall expire, and, in the event that in connection therewith any Shares are held in trust as aforesaid, such trust shall expire.

15. Continuance of Engagement.

Neither the Plan nor any grant of Shares or Awards to a Participant shall impose any obligation on the Company or any related company thereof, to continue the employment or engagement of any Participant as a Service Provider, and nothing in the Plan or in any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve as a Service Provider of the Company or a related company thereof or restrict the right of the Company or a related company thereof to terminate such employment or engagement at any time.

16. Application of Funds.

The proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan will be used for general corporate purposes of the Company or any related company thereof.

17. Taxes.

17.1 Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares or the acquisition of Shares issued upon the exercise or vesting (as applicable) of the Awards, from the sale or disposition of any Shares covered by an Award, or from any other event or act (of the Company, and/or its affiliates, or the Participant), hereunder (including without any limitation any taxes and compulsory payments, such as social security payments), shall be borne solely by the Participant. The Company and/or its affiliates shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The Company or any of its affiliates may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company or any of its affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) causing the exercise and sale of any Awards or Shares held by on behalf of the Participant or selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the Award under the terms herein), to the extent permitted by applicable law. In addition, the Participant will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

17.2 THE PARTICIPANT IS STRONGLY ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING ANY AWARD IN LIGHT OF HIS OR HER PARTICULAR CIRCUMSTANCES. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE PARTICIPANT ON SUCH MATTERS, WHICH SHALL REMAIN THE SOLE RESPONSIBILITY OF THE PARTICIPANT. FURTHERMORE, THE DESCRIPTION OF TAX CONSEQUENCES SET FORTH IN THE PLAN OR ANY APPENDIX HERETO DOES NOT PURPORT TO BE COMPLETE, UP TO DATE OR TO TAKE INTO ACCOUNT ANY SPECIAL CIRCUMSTANCES RELATING TO A PARTICIPANT.

18. Market Stand-Off.

If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the securities laws of any jurisdiction, the Participant shall not sell or otherwise Transfer any Shares or other securities of the Company during a 180-day period or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (the “Market Standoff Period”) following the effective date of registration statement of the Company filed under such securities laws. The Company may require the Participant to execute a form of undertaking to this effect or impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

19. Conditions Upon Issuance of Shares.

19.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or with respect to any other Award unless the exercise of such Option or grant of such Award and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19.2 Investment Representations. As a condition to the exercise of an Option or receipt of an Award, the Administrator may require the person exercising such Option or receiving such Award to represent and warrant at the time of any such exercise or the time of receipt of the Award that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Administrator.

19.3 Legend. The Administrator may require each person receiving Shares pursuant to an Award granted under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof and such other securities law related representations as the Administrator shall request. In addition to any legend required by the Plan, the certificates for such Shares may include any legend which the Administrator deems appropriate to reflect any applicable restrictions on Transfer. All certificates for Shares delivered under the Plan shall be subject to such share transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of any relevant securities authority, any stock exchange upon which the Shares are then listed or any national securities association system upon whose system the Shares are then quoted, any applicable securities law, and any applicable corporate law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

19.4 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under Section 17.1: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

20. Proxy.

The Company, at its sole discretion, may require that as a condition of grant of an Award, exercise of an Option or issuance of Shares, the Participant will be required to grant an irrevocable proxy and power of attorney (“Proxy”) to the Company’s Chief Executive Officer (ex officio) (the “CEO”) unless the CEO is classified as a “Controlling Shareholder” (as such term is defined in Section 32(9) of the Israeli Income Tax Ordinance (New Version) 1961 and based on Israel Tax Authority guidelines or otherwise) after taking into account the Shares covered by Proxies under the Plan, and under such circumstances, the Administrator shall designate a person to vote the Shares for the benefit of the Participant. Unless otherwise determined by the Administrator (and in accordance with such determination provided in the Proxy attached to a specific Award Agreement), the Shares shall be voted under the Proxy by the Proxy holder pro-rata to the vote of the other shareholders of the Company that are entitled to participate in the vote (such pro-rata vote shall take into account only shareholders participating in the vote, in person, written ballot or proxy, whether voting for, against or abstaining from voting on the issue brought before them) at all general meetings of Company, and the Proxy holder shall be appointed to sign all written resolutions, waivers, consents etc. of the shareholders of the Company on behalf of the Participant, including the right to waive on behalf of the Participant all minimum notice requirements for meetings of shareholders of the Company, and to otherwise exercise every right, power and authority with respect to the Shares as shall be detailed in the Proxy. Such Proxy shall remain in effect until the consummation of an IPO or a Transaction and shall be irrevocable as the rights of third parties, including investors in the Company, depend upon such Proxy. The Proxy shall be personal to the Participant and shall not survive the Transfer of the Participant’s Shares to a third-party transferee; provided, however, that upon a Transfer of the Participant’s Shares to such a transferee (subject to the terms and conditions of the Plan concerning any such Transfer), the transferee may be required to grant an irrevocable Proxy to such appropriate person as the Company, in giving its approval to the Transfer, so requires. The Proxy may be included in the Award Agreement of each Participant or otherwise as the Administrator determines. If contained in the Award Agreement, no further document shall be required to implement such Proxy, and the signature of the Participant on the Award Agreement shall indicate approval of the Proxy thereby granted. The holder of the Proxy shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of the Proxy unless arising out of his/her own fraud, bad faith or gross negligence, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the holder of the Proxy may have as a director, officer or otherwise under the Corporate Charter or any agreement, any vote of shareholders or directors, insurance policy or otherwise.

21. Additional Restrictions on Transfer of Shares.

Until such time as the Shares are registered for trade to the public, a Participant shall not be permitted to Transfer any Shares in any way (other than by will or by the laws of descent or distribution) to one or more third parties and shall not be subject to sale under execution, attachment, levy or similar process, except as determined by the Administrator in accordance with the relevant provisions of the Corporate Charter, as in effect from time to time, and/or the Award Agreement and/or in accordance with applicable law. The Administrator may determine that any sale shall be implemented solely through a Company-supported secondary sale program, on such terms and conditions as shall be set forth in the context of such program, at such time that the Administrator determines that creation of such a program is in the best interests of the Company and its shareholders. In addition, any Transfer of Shares shall subject to any special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Administrator may determine, which shall be set forth in the relevant provisions of the Corporate Charter, as in effect from time to time.

22. Miscellaneous.

Whenever applicable in the Plan, the singular and the plural, and the masculine, feminine and neuter shall be freely interchangeable, as the context requires. The Section headings or titles shall not in any way control the construction of the language herein, such headings or titles having been inserted solely for the purpose of simplified reference. Words such as “herein”, “hereof”, “hereto”, “hereinafter”, “hereby”, and “hereinabove” when used in the Plan refer to the Plan as a whole, including any applicable Appendices, unless otherwise required by context.

*       *      *

APPENDIX – ISRAELI TAXPAYERS

ABI ENERGY LTD.

GLOBAL SHARE INCENTIVE PLAN (2022)

1. Special Provisions for Israeli Taxpayers

1.1 This Appendix (the “Appendix”) to the ABI Energy Ltd. Global Share Incentive Plan (2022) (the “Plan”) was approved by the Board of ABI Energy Ltd.(the “Company”).

1.2 The provisions specified hereunder apply only to persons who are deemed to be residents of the State of Israel for tax purposes or are otherwise subject to taxation in Israel with respect to Awards.

1.3 This Appendix applies with respect to Awards, including for the avoidance of doubt, Options, Restricted Shares, Restricted Share Units and other equity-based awards, granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Awards and Shares that may be granted or issued under the Plan from time to time, in compliance with the securities and other applicable laws currently in force in the State of Israel. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan. This Appendix complies with, and is subject to, the ITO and Section 102.

1.4 The Plan and this Appendix shall be read together. In any case of contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall govern.

2. Definitions

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

“3(i) Award” means an Award which is subject to taxation pursuant to Section 3(i) of the ITO which has been granted to any person who is not an Eligible 102 Participant.

“102 Capital Gains Track” means the tax alternative set forth in Section 102(b)(2) of the ITO pursuant to which all or a part of the income resulting from the sale of Shares is taxable as a capital gain.

“102 Capital Gains Track Grant” means a 102 Trustee Grant qualifying for the special tax treatment under the 102 Capital Gains Track.

“102 Ordinary Income Track” means the tax alternative set forth in Section 102(b)(1) of the ITO pursuant to which income resulting from the sale of Shares derived from Awards is taxed as ordinary income.

“102 Ordinary Income Track Grant” means a 102 Trustee Grant qualifying for the ordinary income tax treatment under the 102 Ordinary Income Track.

“102 Trustee Grant” means an Award granted pursuant to Section 102(b) of the ITO and held in trust by a Trustee for the benefit of the Eligible 102 Participant and includes both 102 Capital Gains Track Grants and 102 Ordinary Income Track Grants.

“Affiliate” means any “employing company” within the meaning of Section 102(a) of the ITO.

“Controlling Shareholder” as defined in Section 32(9) of the ITO, currently defined as an individual who prior to the grant or as a result of the grant or exercise of any Award, holds or would hold, directly or indirectly, in his name or with a relative (as defined in the ITO) (i) 10% of the outstanding share capital of the Company, (ii) 10% of the voting power of the Company, (iii) the right to hold or purchase 10% of the outstanding equity or voting power, (iv) the right to obtain 10% of the “profit” of the Company (as defined in the ITO), or (v) the right to appoint a director of the Company.

“Deposit Requirements” shall mean with respect a 102 Trustee Grant, the requirement to evidence deposit of an Award with the Trustee, in accordance with Section 102, in order to qualify as a 102 Trustee Grant. As of the time of approval of this Appendix, the ITA guidelines regarding Deposit Requirements for 102 Capital Gains Track Grants require that the Trustee be provided with (a) a copy of resolutions approving Awards intended to qualify as 102 Capital Gains Track Grants within 45 days of the date of Administrator’s approval of such Award, including full details of the terms of the Awards, (b) a copy of the Eligible 102 Participant’s consent to the requirements of the 102 Capital Gains Track Grant within 90 days of the Administrator’s approval of such Award, and (c) with respect to an Award of Restricted Shares, either a share certificate and copy of the Company’s share register evidencing issuance of the Shares underlying such Award in the name of the Trustee for the benefit of the Eligible 102 Participant, or deposit of the Shares with a financial institution in an account administered in the name of the Trustee, as applicable, in each case, within 90 days of the date of the Administrator’s approval of such Award.

“Election” means the Company's choice of the type of 102 Trustee Grants it will make under the Plan (as between capital gains track or ordinary income track), as filed with the ITA.

“Eligible 102 Participant” means a person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, who is not a Controlling Shareholder.

“Israeli Fair Market Value” shall mean with respect to 102 Capital Gains Track Grants only, for the sole purpose of determining tax liability pursuant to Section 102(b)(3) of the ITO, if at the date of grant the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant the fair market value of the Shares at the date of grant shall be determined in accordance with the average value of the Company’s shares on the thirty (30) trading days preceding the date of grant, or on the thirty (30) trading days following the date of registration for trading, as the case may be.

“ITA” means the Israeli Tax Authority.

“ITO” means the Israeli Income Tax Ordinance (New Version) 1961 and the rules, regulations, orders or procedures promulgated thereunder and any amendments thereto, including specifically the Rules, all as may be amended from time to time.

“Non-Trustee Grant” means an Award granted to an Eligible 102 Participant pursuant to Section 102(c) of the ITO and not held in trust by a Trustee.

“Required Holding Period” means the requisite period prescribed by the ITO and the Rules, or such other period as may be required by the ITA, with respect to 102 Trustee Grants, during which 102 Trustee Grants granted by the Company must be held by the Trustee for the benefit of the person to whom it was granted. As of the date of the adoption of this Appendix, the Required Holding Period for 102 Capital Gains Track Grants is 24 months from the date of grant of the Award.

“Rules” means the Income Tax Rules (Tax Benefits in Share Issuance to Employees) 5763-2003.

“Section 102” shall mean the provisions of Section 102 of the ITO, as amended from time to time, including by the Law Amending the Income Tax Ordinance (Number 132), 2002, effective as of January 1, 2003 and by the Law Amending the Income Tax Ordinance (Number 147), 2005.

“Trustee” means a person or entity designated by the Administrator to serve as a trustee and approved by the ITA in accordance with the provisions of Section 102(a) of the ITO.

3. Types of Awards and Section 102 Election

3.1 Awards made pursuant to Section 102 shall be made pursuant to either (a) Section 102(b)(2) and if applicable, Section 102(b)(3) of the ITO as 102 Capital Gains Track Grants or (b) Section 102(b)(1) of the ITO as 102 Ordinary Income Track Grants. The Company’s Election regarding the type of 102 Trustee Grant it chooses to make shall be filed with the ITA. Once the Company (or its Affiliate) has filed such Election, it may change the type of 102 Trustee Grant that it chooses to make only after the passage of at least 12 months from the end of the calendar year in which the first grant was made in accordance with the previous Election, in accordance with Section 102. For the avoidance of doubt, such Election shall not prevent the Company from granting Non-Trustee Grants to Eligible 102 Participants at any time.

3.2 Eligible 102 Participants may receive only 102 Trustee Grants or Non-Trustee Grants under this Appendix. Participants who are not Eligible 102 Participants may be granted only 3(i) Awards under this Appendix.

3.3 No 102 Trustee Grants may be made effective pursuant to this Appendix until 30 days after the date upon which the requisite filings required by the ITO and the Rules have been made with the ITA, including the filing of the Plan and this Appendix.

3.4 The Award Agreement shall indicate whether the grant is a 102 Trustee Grant, a Non-Trustee Grant or a 3(i) Award; and, if the grant is a 102 Trustee Grant, whether it is a 102 Capital Gains Track Grant or a 102 Ordinary Income Track Grant.

4. Terms and Conditions of 102 Trustee Grants

4.1 Each 102 Trustee Grant will be deemed granted on the date approved by the Administrator and stated in a written or electronic notice by the Company, provided that its qualification as a 102 Trustee Grant will be dependent upon the Company’s compliance with any applicable Deposit Requirements.

4.2 Each 102 Trustee Grant granted to an Eligible 102 Participant and each certificate for Shares acquired pursuant to a 102 Trustee Grant shall be deposited with a Trustee in compliance with the Deposit Requirements and held in trust for the benefit of the Eligible 102 Participant for the Required Holding Period by the Trustee. After termination of the Required Holding Period, the Trustee may release such Awards and any Shares issued with respect to such Awards, provided that (i) the Trustee has received an acknowledgment from the Israeli Income Tax Authority that the Eligible 102 Participant has paid any applicable tax due pursuant to the ITO or (ii) the Trustee and/or the Company or its Affiliate withholds any applicable tax due pursuant to the ITO. The Trustee shall not release any 102 Trustee Grants or shares issued with respect to the 102 Trustee Grants prior to the full payment of the Eligible 102 Participant’s tax liabilities.

4.3 Each 102 Trustee Grant shall be subject to the relevant terms of Section 102 and the ITO, which shall be deemed an integral part of the 102 Trustee Grant and shall prevail over any term contained in the Plan, this Appendix or Award Agreement that is not consistent therewith. Any provision of the ITO and any approvals of the ITA not expressly specified in this Appendix or any document evidencing an Award that are necessary to receive or maintain any tax benefit pursuant to the Section 102 shall be binding on the Eligible 102 Participant. The Trustee and the Eligible 102 Participant granted a 102 Trustee Grant shall comply with the ITO, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. For avoidance of doubt, it is reiterated that compliance with the ITO specifically includes compliance with the Rules.

4.4 The Eligible 102 Participant agrees to execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the provision of any applicable law, and, particularly, Section 102 and the Deposit Requirements. With respect to 102 Capital Gain Track Grants, to the extent that the Shares are listed on any established stock exchange or a national market system, the provisions of Section 102(b)(3) of the ITO will apply with respect to the Israeli tax rate applicable to such Awards (including Restricted Share Units and Options whose exercise price is lower than the Israeli Fair Market Value of the Shares on the date of grant).

4.5 During the Required Holding Period, the Eligible 102 Participant shall not require the Trustee to release or sell the Awards and Shares received subsequently following any realization of rights derived from Awards or Shares (including share dividends) to the Eligible 102 Participant or to a third party, unless permitted to do so by applicable law. Notwithstanding the foregoing, the Trustee may, pursuant to a written request and subject to applicable law, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such transfer: (i) all taxes required to be paid upon the release and transfer of the shares have been withheld for transfer to the tax authorities and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s Corporate Charter, the Plan, any applicable Award Agreement and applicable law. To avoid doubt such sale or release during the Required Holding Period will result in different tax ramifications to the Eligible 102 Participant under Section 102 of the ITO and the Rules and/or any other regulations or orders or procedures promulgated thereunder, which shall apply to and shall be borne solely by such Eligible 102 Participant (including tax and mandatory payments otherwise payable by the Company or its Affiliates, which would not apply absent a sale or release during the Required Holding Period).

4.6 In the event a share dividend is declared and/or additional rights are granted with respect to Shares which derive from Awards granted as 102 Trustee Grants, such dividend and/or rights shall also be subject to the provisions of this Section 4 and the Required Holding Period for such dividend shares and/or rights shall be measured from the commencement of the Required Holding Period for the Award with respect to which the dividend was declared and/or rights granted. In the event of a cash dividend on Shares, the Trustee shall transfer the dividend proceeds to the Eligible 102 Participant, in accordance with the Plan, after deduction of taxes and mandatory payments, in compliance with applicable withholding requirements, and subject to any other requirements imposed by the ITA.

4.7 If an Award granted as a 102 Trustee Grant is exercised or settled during the Required Holding Period, the Shares issued upon such exercise or settlement shall be issued in the name of the Trustee for the benefit of the Eligible 102 Participant. If such an Award is exercised or settled after the Required Holding Period ends, the Shares issued upon such exercise or settlement shall, at the election of the Eligible 102 Participant, either (i) be issued in the name of the Trustee, or (ii) be transferred to the Eligible 102 Participant directly, provided that the Eligible 102 Participant first complies with all applicable provisions of the Plan and this Appendix.

4.8 To avoid doubt: (i) notwithstanding anything to the contrary in the Plan, including without limitation Section 9.4, payment upon exercise or purchase of Awards granted as 102 Capital Gains Track Grants, may only be paid by cash or check, and not by surrender of Shares, reduction of Shares pursuant to a cashless exercise or net exercise arrangement or other forms of payment, unless and to the extent permitted under Section 102 and ITA guidelines and in accordance with the terms of any applicable ruling issued by the ITA with respect to 102 Capital Gains Track Grants, to the extent required; (ii) notwithstanding anything to the contrary in the Plan, including without limitation Sections 8.4, 9.5 and 11 thereof, certain adjustments and amendments to the terms of Awards granted under the 102 Capital Gains Track, including pursuant to recapitalization events, share exchange programs, distributions of bonus shares, rights issues, dividend adjustments and so forth, may disqualify the Awards from benefitting from the tax benefits under the 102 Capital Gains Track, unless and to the extent permitted under Section 102, ITA guidelines, the terms and conditions of Section 7 below and in accordance with the terms of any applicable ruling issued by the ITA with respect to 102 Capital Gains Track Grants, to the extent required; (iii) notwithstanding anything to the contrary in the Plan, Awards granted under the 102 Capital Gains Track with vesting subject to performance criteria, must include objective milestones (such as financial milestones) as the performance criteria and must clearly define the maximum number of Shares to be issued upon vesting of the Award; and (iv) notwithstanding anything to the contrary in the Plan, early exercise provisions shall not apply to Awards granted under the 102 Capital Gains Track.

4.9 Notwithstanding anything to the contrary in the Plan, it is clarified that the grant of certain types of equity-based Awards under the 102 Capital Gains Track are subject to the confirmation and approval of the ITA. In addition, any Award granted under the 102 Capital Gains Track is meant to comply in full with the terms and conditions of Section 102 and the requirements of the ITA, and therefore the Plan and the Appendix are to be read such that they comply with the requirements of Section 102. Should any provision in the Plan and/or the Appendix disqualify the Plan and/or the Appendix and/or any Award granted under Section 102 Capital Gain Track granted thereunder from beneficial tax treatment pursuant to the provisions of Section 102, such provision shall not apply to such Awards and the underlying Shares unless the ITA provides approval of compliance with Section 102.

5. Assignability

As long as Awards or Shares are held by the Trustee on behalf of the Eligible 102 Participant, all rights of the Eligible 102 Participant over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

6. Tax Consequences

6.1 Any tax consequences arising from the grant, or vesting or exercise of any Award, from the payment for Shares or the acquisition of Shares issued upon the exercise or vesting (as applicable) of the Award, from the sale or disposition of any Shares covered by an Award, or from any other event or act (of the Company and/or its Affiliates and/or the Trustee and/or the Participant) hereunder (including without any limitation any taxes and compulsory payments, such as National Insurance Institute and health tax payments), shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

6.2 The Company or any of its Affiliates, and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Awards granted under the Plan and the exercise, sale, transfer or other disposition thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from a Participant's salary or other amounts payable to the Participant, to the maximum extent permitted under law; and/or (ii) requiring the Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) withholding otherwise deliverable Shares having a Fair Market Value equal to the minimum amount statutorily required to be withheld; and/or (iv) causing the exercise and sale of any Awards or Shares held by on behalf of the Participant or selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to the Participant’s authorization as expressed by acceptance of the Award under the terms herein), to the extent permitted by applicable law or pursuant to the approval of the ITA. In addition, the Participant will be required to pay any amount (including penalties) that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable tax laws, regulations and rules.

6.3 The Company does not represent or undertake that an Award will qualify for or comply with the requisites of any particular tax treatment (such as the “capital gains track” under Section 102), nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed to not qualify for any particular tax treatment.

6.4 With respect to Non-Trustee Grants, if the Eligible 102 Participant ceases to be employed by the Company or any Affiliate, the Eligible 102 Participant shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares to the satisfaction of the Company, all in accordance with the provisions of Section 102 of the ITO and the Rules.

6.5 The Company and/or the Trustee shall not be required to release any Share certificate to a Participant until all required payments have been fully made. In the event that the Company, or its Affiliate, or the Trustee, as applicable, is uncertain as to the sum of the full tax payment due or which is subject to withholding, the Company or the Trustee, as applicable, may refuse to release the Shares until such time as the ITA verifies the sum of the full tax payment which is due, and the Participant shall not have any claims in connection with such refusal. In addition, the Company shall not be obligated to honor the exercise or vesting of an Award by or on behalf of a Participant until all tax consequences (if any) arising from the exercise or vesting of such Award and/or sale or disposition of Shares and/or Award are resolved in a manner reasonably acceptable to the Company.

7. Adjustments of Awards under this Appendix

7.1 Distribution of Bonus Shares. Notwithstanding the provisions of Section 11 of the Plan, in the event that the Company distributes bonus shares, the exercise price of Options granted under this Appendix that are outstanding as of the record date of such distribution (hereinafter in this Section 7.1, the “Record Date”) shall not be adjusted; however, the number of Shares covered by each Outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options or other Award have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or other Award, shall be proportionately adjusted to the increase in the number of issued Shares, such that the number of Shares underlying the relevant Outstanding Option shall increase by the proportionate number of bonus shares (of the same class which was distributed to the other shareholders in the applicable distribution of bonus shares) to which the Option holder would have otherwise been entitled had the exercise of the Outstanding Option taken place immediately prior to the distribution of the bonus shares. Bonus shares distributed pursuant to this Section 7.1 shall be subject to and in accordance with the terms of any applicable ruling issued by the ITA with respect to 102 Capital Gains Track Grants, to the extent required. and subject to any legend or restriction applicable to the holders of bonus shares for which this adjustment was applied.

For purposes of this Section 7.1, the term “Outstanding Options” shall mean Options granted prior to the Record Date, which have not been exercised into Shares prior to or on the Record Date.

7.2 Rights Issue. Notwithstanding the provisions of Section 11 of the Plan, in the case of a rights issue made by the Company to its securities holders, the number of Shares covered Options granted under this Appendix as of the record date of such distribution (hereinafter in this Section 7.2, the “Record Date”) shall be proportionately and equitably adjusted so as to maintain through such an event the proportionate equity portion represented by the rights issue, such that the number of Shares underlying the relevant Outstanding Option shall be proportionately adjusted to the benefit component underlying the rights issuance as represented by the difference between the closing price of the Company's shares on the stock exchange on the last trading day prior to the “ex-rights” day and the base price of the Company's shares on the stock exchange following the “ex-rights” day. This adjustment shall be subject to and in accordance with the terms of any applicable ruling issued by the ITA with respect to 102 Capital Gains Track Grants, to the extent required.

For purposes of this Section 7.2, the term “Outstanding Options” shall mean Options granted prior to the Record Date, which have not been exercised into Shares prior to or on the Record Date.

7.3 Dividends.  Notwithstanding the provisions of Section 11 of the Plan, in the event of a distribution of cash dividend or in kind dividend to the Company’s shareholders (including by way of court approved distribution pursuant to an applicable statute), the exercise price of Options granted under this Appendix that are outstanding as of the record date of such distribution of a dividend in cash or in kind (hereinafter in this Section 11.8, the “Record Date”), shall be adjusted, such that the exercise price of the Outstanding Options shall be decreased by the gross dividend amount per Share (or its monetary value in the event of a dividend in kind). This adjustment shall be subject to and in accordance with the terms of any applicable ruling issued by the ITA with respect to 102 Capital Gains Track Grants, to the extent required. In no event will the exercise price of the Options outstanding as of the Record Date be adjusted to a price lower than the minimum exercise price set forth in applicable law.  Except as expressly provided herein, no distribution of a dividend in cash or in kind shall affect, and no adjustment thereof shall be made, with respect to the number of Shares subject to an Option.

For purposes of this Section 7.3, the term “Outstanding Options” shall mean Options granted prior to the Record Date, which have not been exercised into Shares prior to or on the Record Date.

8. Securities Laws; Stock Exchange Directives

All Awards hereunder shall be subject to compliance with the Israeli Securities Law, 1968, and the rules and regulations promulgated thereunder. In addition, for as long as the Company’s securities are traded on a stock exchange, all Awards hereunder shall be subject to the directives, rules and regulations of such stock exchange, as those are established from time to time. In the event that any of the provisions of this Appendix do not comply with the directives, rules and regulations of an applicable stock exchange, the Administrator shall be entitled to automatically amend the provisions of this Appendix in order to comply with such directives, rules and regulations.

*      *      *

APPENDIX – U.S. TAXPAYERS

ABI Energy Ltd.

GLOBAL SHARE INCENTIVE PLAN (2022)

1. Special Provisions for Persons who are U.S. Taxpayers.

1.1 This Appendix (the “Appendix”) to the ABI Energy Ltd. Global Share Incentive Plan (2022) (the “Plan”) was approved by ABI Energy Ltd. (the “Company”).

1.2 The provisions specified hereunder apply only to persons who are subject to U.S. federal income tax (any such person, a “U.S. Taxpayer”). This Appendix provides both for the grant of Awards to purchase Shares, and the direct Award or sale of Shares. Options granted under this Appendix may include Non-Qualified Stock Options as well as Incentive Stock Options intended to qualify under Section 422 of the Code.

1.3 This Appendix applies with respect to Awards granted under the Plan. The purpose of this Appendix is to establish certain rules and limitations applicable to Awards that may be granted or issued under the Plan from time to time, in compliance with applicable tax, securities and other applicable laws currently in force. Except as otherwise provided by this Appendix, all grants made pursuant to this Appendix shall be governed by the terms of the Plan (including, without limitation, its provisions regarding adjustments). This Appendix is applicable only to Awards granted after the date of its approval by the Company (the “Effective Date”). This Appendix is applicable to all Awards granted to U.S. Taxpayers under the Plan.

1.4 The Plan and this Appendix shall be read together. In any case of an irreconcilable contradiction (as determined by the Administrator) between the provisions of this Appendix and the Plan, the provisions of the Appendix shall govern unless expressly stated otherwise in the Plan.

1.5 This Appendix shall be submitted to the Company’s shareholders for approval within twelve (12) months after the Effective Date. As of the Effective Date, the Board of Directors may grant Awards pursuant to this Appendix; provided, however, that: (a) no Incentive Stock Option, or Option granted to any California Participant, may be exercised under this Appendix prior to initial shareholder approval of the Plan and this Appendix; (b) if such approval has not been obtained at the end of said twelve-month period, all Incentive Stock Options previously granted or awarded under the Plan and this Appendix shall thereupon, in the discretion of the Administrator, either (i) be canceled and become null and void, or (ii) be deemed to be Non-Qualified Stock Options, and all Options granted to any California Participants shall be rescinded; (c) no Incentive Stock Option granted pursuant to an increase in the number of Shares approved by the Board of Directors shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (d) Awards (to which only the exemption from California’s securities qualification requirements provided by Section 25102(o) can apply)1 granted pursuant to an increase in the number of Shares approved by the Board which increase is not approved by shareholders pursuant to any such Awards shall be canceled, and any purchase of Shares subject to any such Award shall be rescinded.

2. Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Plan. The following additional definitions will apply to grants made pursuant to this Appendix:

2.1 “California Participant” means a Participant who is a resident of California.

2.2 “Cause” shall have the meaning ascribed to such term or a similar term as set forth in the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider, as applicable, or, in the absence of such a definition: (a) conviction of a crime of moral turpitude, unless the Board determines that such conviction will not adversely affect the Company or any of its affiliates, or their reputation, or the ability of the Participant to serve the Company or its affiliates; (b) any material breach by a Participant of his/her fiduciary duties towards the Company or its affiliates, including theft, embezzlement, or self-dealing, (c) engagement in competing activities, any disclosure of confidential information of the Company or its affiliates in violation of any agreement governing the same between Participant and the Company or its affiliates or breach of any obligation not to violate a restrictive covenant; or (d) a material breach of the Participant’s employment agreement or the agreement governing the provision of services by a non-employee Service Provider which are not cured (if curable) within seven (7) days after receipt of written notice thereof.

[1]	Note to Draft: The provisions of the Plan and Appendix have been reviewed and edited based on the understanding that the Company intends to grant Awards to residents of the state of California, given this language.

2.3 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.4 “Disability” means, with respect to Incentive Stock Options, a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.5 “Fair Market Value” means, for purposes of this Appendix, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, (a) if the Shares are listed on any established securities exchange, the closing sales price for such Shares (or the closing bid, if no sales were reported) as traded on such exchange for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in a recognized daily business newspaper or such other source as the Administrator deems reliable; or (b) in the absence of an established market for the Shares, the Fair Market Value shall be determined in good faith by the Administrator, taking into account such factors as it considers advisable in a manner consistent with the principles of Section 409A of the Code or, with respect to Incentive Stock Options, in compliance with Section 422 of the Code.

2.6 “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than 50% of the voting interests or any “family member” within the meaning of Section A(1)(a)(5) of the general instructions of Form S-8, as applicable.

2.7 “Incentive Stock Option” means any Option awarded under the Plan and this Appendix intended to be and designated in the Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code to an eligible Service Provider who is an employee of the Company, Parent or any Subsidiary.

2.8 “Non-Qualified Stock Option” shall mean an Option awarded under the Plan and this Appendix that does not qualify as an Incentive Stock Option.

2.9 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.10 “Participant” means an employee, director or consultant of the Company or any Subsidiary who receives an Award hereunder.

2.11 “Section 25102(o)” means Section 25102(o) of the California Corporations Code.

2.12 “Securities Act” means the U.S. Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder. Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.13 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.14 “Ten Percent Shareholder” means a person possessing more than 10% of the total combined voting power of all classes of shares of the Company, its Subsidiaries or its Parent determined pursuant to the attribution rules set forth in Section 424(d) of the Code.

3. Shares Reserved under Appendix for Incentive Stock Options.

The maximum aggregate number of Shares that may be issued under the Plan and this Appendix is ______ Shares, all of which may be granted as Incentive Stock Options, and such reserve of Shares for grants of Incentive Stock Options shall not be increased without the approval of the shareholders of the Company as required pursuant to Section 421 et seq. of the Code. The number of Shares stated in this Section 3 shall be subject to adjustment as provided in Section 11 of the Plan. Shares subject to Awards that are cancelled, forfeited, settled for cash or that expire by their terms will again be available for grant and issuance under the Plan and this Appendix. To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding grants of any entity acquired in any form of combination by the Company or any affiliate shall not be counted against Shares available for grant as Incentive Stock Options pursuant to the Plan and this Appendix. Notwithstanding the provisions of this Section 3, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code and the Treasury Regulations promulgated thereunder.

4. Terms and Conditions of Awards or Sales

4.1 Award Agreement. Each award or sale of Shares under the Plan and this Appendix (other than upon exercise of an Option) shall be evidenced by an Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and this Appendix and may be subject to any other terms and conditions which are not inconsistent with the Plan and this Appendix and which the Administrator deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Appendix need not be identical.

4.2 Withholding Taxes. As a condition to the purchase or acquisition of any Shares hereunder, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or acquisition, and the Company may otherwise satisfy a Participant’s tax obligations in accordance with Section 17 of the Plan.

4.3	No Deferral Feature. Notwithstanding any provisions to the contrary in the Plan, Awards granted to U.S. Taxpayers may not be deferred other than in compliance with Section 409A of the Code.

5. Grants of Options.

5.1 Generally. The Board (or an authorized Committee thereof) shall have full authority to grant Options to Service Providers pursuant to the terms of this Appendix, the Plan and the applicable Award Agreement. All Options shall be granted by, confirmed by, and subject to the terms of, an Award Agreement to be executed by the Company and the Participant. In particular, the Administrator shall have the authority to determine, and the Award Agreement will specify, whether an Option is intended to qualify as an Incentive Stock Option or is a Non-Qualified Stock Option. In the event that the Option granted qualifies as an Incentive Stock Option, such Incentive Stock Option shall be subject to the terms of this Section 5 and Section 6 below, with Section 6 controlling in the event of any inconsistency.

5.2 Eligibility. All Service Providers are eligible to be granted Non-Qualified Stock Options under this Appendix, and only employees of the Company, a Subsidiary or a Parent are eligible to be granted Incentive Stock Options under the Plan and this Appendix, if so employed on the grant date of such Incentive Stock Option, although it is anticipated that grants hereunder will be granted solely or primarily to U.S. Taxpayers. Eligibility for the grant of an Option and actual participation in this Appendix and the Plan shall be determined by the Administrator in its sole discretion. Notwithstanding anything in this Section 5.2 to the contrary, consultants who are not natural persons that provide bona fide services to the Company, a Subsidiary or a Parent, and consultants who provide services in connection with the offer or sale of securities in a capital raising transaction shall not be eligible to be granted Options under this Appendix.

5.3 Exercise Price. Each Award Agreement shall state the exercise price per share of the Shares covered by each Option, which exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value per Share on the date of grant of the Option, or with respect; provided that if the exercise price of an Option is less than Fair Market Value, the terms of such Option shall be structured in a manner that is intended to comply with the requirements of Section 409A of the Code and the terms of such Options shall be construed and interpreted in accordance with Section 9 below.

5.4 Termination. For purposes of Section 10.1 of the Plan, such provisions shall apply subject to the requirements of Section 409A of the Code and, for California Participants, Section 25102(o).

6. Special Terms for Incentive Stock Options.

6.1 Disqualification. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option.

6.2 Exercise Price. The exercise price per Share subject to an Incentive Stock Option shall be determined by the Administrator at the time of grant of such Incentive Stock Option; provided that the per share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Share at the time of grant of such Incentive Stock Option; and provided, further, that if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per Share shall be no less than 110% of the Fair Market Value of the Share at the time of the grant of such Incentive Stock Option.

6.3 Option Term. The term of each Incentive Stock Option shall be fixed by the Administrator; provided, however, that no Incentive Stock Option shall be exercisable more than 10 years after the date such Incentive Stock Option is granted; and further provided that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five years.

6.4 Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Incentive Stock Options which exceed $100,000 shall be treated as Non-Qualified Stock Options (for clarity, $100,000 of such Incentive Stock Options shall be treated as Incentive Stock Options). For purposes of this Section 6.4, Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder. In addition, if an employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three months prior to the date of exercise thereof (or such other period as required by Section 422 of the Code or as permitted by Section 422 and described in Section 6.5), such Incentive Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of this Appendix not be necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Administrator may amend this Appendix accordingly, without the necessity of obtaining the approval of the shareholders of the Company, unless required by applicable law.

6.5 Effect of Termination. Notwithstanding anything to the contrary in the Plan or this Appendix, and in the absence of a provision specifying otherwise in the relevant Award Agreement with respect to Incentive Stock Options, the following provisions must be met in order for the Award to qualify as an Incentive Stock Option under the Code:

(a) In the event that the Participant ceases to be an employee of the Company or any Subsidiary or Parent for any reason other than the Participant’s death or Disability, and other than in the event that the Participant ceases to be an employee of the Company or any Subsidiary or Parent for Cause, the vested Options must be exercised within three (3) months from the effective date of termination of the Participant’s employment with the Company or any Subsidiary or Parent;

(b) In the event that the Participant’s employment with the Company, a Subsidiary or Parent terminates as a result of the Participant’s death or Disability, the Option must be exercised within twelve (12) months following the Participant’s Date of Termination for death or Disability.

(c) In the event that the Participant ceases to be an employee of the Company or any Subsidiary or Parent for Cause (which for Incentive Stock Options granted to California Participants shall be defined in accordance applicable law), then all Options will terminate immediately upon the date of the notice of such termination for Cause, such that the unvested portion of the Options will not vest, and the vested portion of the Options will no longer be exercisable.

To avoid doubt, the provisions of Section 10 of the Plan shall remain in full force and effect and apply to Options granted as Incentive Stock Options, subject to the restrictions of this Section 6.5. The restrictions set forth above represent special additional limitations that apply to qualify as Incentive Stock Options under the provisions of the Code. To avoid doubt, to the extent different than the terms under this Section 6.5, a Participant may choose to exercise Options in accordance with the terms of Section 10 of the Plan and the relevant Award Agreement, and not in compliance with the provisions of the Code relating to “incentive stock options”. In that case such Option will not qualify as an Incentive Stock Option and will be treated as a Non-Qualified Stock Option.

6.6 Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of Shares to the Participant pursuant to exercise of such Incentive Stock Option.

6.7 Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

7. Restricted Shares; Restricted Share Units and Other Share-Based Awards.

7.1 Restricted Shares. A grant of Restricted Shares as provided for in the Plan may, but is not required to, have a purchase price which may be set at the discretion of the Administrator. In the case of a grant of Restricted Shares for which a purchase price is required, such grant shall not be made until arrangements for payment of the purchase price have been established that are satisfactory to the Administrator.

7.2 Restricted Share Units and Other Share-Based Awards. The conditions and dates upon which Restricted Share Units and other equity-based and Share-based awards become vested and nonforfeitable and upon which the Shares underlying the Restricted Share Units and other equity-based and Share-based awards may be issued, in all cases, will be subject to compliance with Section 409A of the Code and the terms of such Awards shall be construed and interpreted in accordance with Section 9 below.

8. Amendment of Appendix and Individual Grants.

8.1 This Appendix may be amended or terminated in accordance with the terms governing the amendment or termination of the Plan; provided, however, that without the approval of the shareholders of the Company entitled to vote in accordance with applicable law, no amendment may be made that would: (i) increase the aggregate number of Shares that may be issued under this Appendix; (ii) change the classification of individuals eligible to receive Incentive Stock Options under this Appendix; (iii) decrease the minimum exercise price of any Option below the amounts specified herein; (iv) extend the term of the Plan under Section 13 of the Plan or the maximum Option term under Section 6.3 of this Appendix; or (v) require shareholder approval in order for the Appendix to continue to comply with Section 422 of the Code to the extent applicable to Incentive Stock Options or require shareholder approval to the extent necessary and desirable to comply with applicable law, regulations or under the rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company.

8.2 The Administrator may, to the extent permitted by the Plan and this Appendix, amend the terms of any grant theretofore granted, prospectively or retroactively, but, subject to the Plan or as otherwise specifically provided herein, no such amendment or other action by the Administrator shall materially impair the previously accrued rights of any holder of such grant without the holder’s consent.

8.3 Notwithstanding any other provisions of the Plan or this Appendix to the contrary, the Administrator may amend the Plan, this Appendix or any grant without the consent of the holder thereof if the Administrator determines that such amendment is required or advisable for the Company, the Plan, this Appendix or any grant to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard. In addition, for as long as the Company’s securities are traded on a stock exchange, all Awards hereunder shall be subject to the directives, rules and regulations of such stock exchange, as those are established from time to time. In the event that any of the provisions of this Appendix do not comply with the directives, rules and regulations of an applicable stock exchange, the Administrator shall be entitled to automatically amend the provisions of this Appendix in order to comply with such directives, rules and regulations.

9. Compliance with Section 409A of the Code.

Although the Company does not guarantee to a Participant any particular tax treatment of Awards, Awards will be designed and operated in such a manner that is intended to be exempt from the application, or in compliance with the requirements, of Section 409A of the Code. Each Award granted pursuant to the Plan, this Appendix and the applicable Award Agreement is intended to comply with (or be exempt from) the requirements of Section 409A of the Code and any ambiguities or ambiguous terms herein (or in the Plan or applicable Award Agreement) will be construed and interpreted in accordance with such intent. The Company may modify the terms of this Appendix, the Plan or both, without the consent of the Participant, in the manner that the Company may determine to be necessary or advisable in order to comply with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical. This Section 9 does not create an obligation on the part of the Company to modify the terms of this Appendix or the Plan and does not guarantee that an Award or the delivery of Shares thereunder will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.

10. Adjustments upon Certain Transactions.

In the event of a Transaction, the provisions of Section 11.2 of the Plan will apply, subject to the restrictions of Section 25102(o); provided however, that any assumption or substitution of an Option by the surviving entity or its parent shall be done in a manner that complies with Sections 409A and 424(a) of the Code (as applicable); and provided further, solely with respect to any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable upon a Transaction, a transaction will not be deemed a Transaction unless the transaction qualifies as a change in control event (within the meaning of Section 409A of the Code).

11. Limits on Transfer.

No Award shall be Transferred or otherwise disposed of by any Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Administrator may determine, in its sole discretion, at the time of grant or thereafter that an Award (other than an Incentive Stock Option) granted under the Plan and this Appendix that is otherwise not transferable pursuant to this Section 11 is transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Administrator. Any Award that is transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan, this Appendix and the applicable Award Agreement. Any Shares acquired upon the exercise of an Award by a permissible transferee of an Award or a permissible transferee pursuant to a transfer after the exercise of, or issuance of Shares under, an Award, shall be subject to the terms of the Plan, the Appendix and the applicable Award Agreement.

12. Term.

Notwithstanding Section 13 of the Plan, no Awards may be granted to any California Participants, and no Incentive Stock Options may be granted to any Participants, more than 10 years following the earlier of the date the Plan and this Appendix were adopted by the Board of Directors or the date the Plan and this Appendix were approved by the Company’s shareholders.

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